Exhibit 99

Nanomask Announces Management Appointments, Stock Symbol Change

Nanomask, Inc. (Pinksheets: EMFP - News), the developer of the NanoMask(TM), today announced that it has appointed Edward Suydam as Chief Operating Officer and Dr. Marc Kahn as Chief Medical Officer.

Edward J. Suydam has been a highly successful home builder, specializing in high end projects in New York City and Westchester County for 25 years and has extensive general business knowledge and experience.

Dr. Marc Kahn has been a physician in the metro Detroit area for 24 years. Having trained at Sinai Hospital of Detroit and Columbia-Presbyterian Hospital in New York City, he has been involved in university and private practice.

Separately, Nanomask announced that its stock will be quoted under the symbol NANM on the Pink Sheets as of the opening of trading tomorrow, Thursday, June 4, 2009. The symbol change reflects the company's previously announced name change.

Safe Harbor Statement

This release may contain statements that are forward-looking. Such statements are made based upon current expectations that are subject to risk and uncertainty. Nanomask does not undertake to update forward-looking statements in this news release to reflect actual results of and changes in assumptions or changes in other factors affecting such forward-looking information. The actual future plans and results of the company could differ significantly from such forward-looking statements.

Contact:

For more information, contact:

 Doug Heath

President and CEO

NanoMask, Inc.

708 D Industrial Park Drive

Manteca, CA 95337

 info@nanomaskinc.com

www.nanomaskinc.com